Exhibit (a)(ii)

                              MONTEREY MUTUAL FUND

                        SUPPLEMENTAL DECLARATION OF TRUST


          SUPPLEMENTAL DECLARATION OF TRUST made March 24th, 2003 to DECLARATION OF TRUST made January 6, 1984 (the "Declaration of Trust") of Monterey Mutual Fund (the "Trust");

          WHEREAS, paragraph 13 of Article EIGHTH of the Declaration of Trust permits the Trustees of the Trust to amend the Declaration of Trust to effect a change in the name of the Trust by making a Supplemental Declaration of Trust, if authorized by vote of the Trustees; and

          WHEREAS, the making of this Supplemental Declaration of Trust was duly authorized by the Trustees on February 13, 2003; and

          WHEREAS, paragraph 13 of Article EIGHTH of the Declaration of Trust permits any Supplemental Declaration of Trust to be executed by and on behalf of the Trust and the Trustees by any officer or officers of the Trust; and

          WHEREAS, the officer of the Trust executing this Supplemental Declaration of Trust has been authorized and directed to do so by the Trustees of the Trust on behalf of the Trustees and the Trust;

          NOW, THEREFORE, the Declaration of Trust is amended as set forth below, effective as of 12:01 a.m., Eastern Standard Time, March 28, 2003.

          1. Article FIRST is amended to read in its entirety as follows:

                    FIRST: This Trust shall be known as PIA MUTUAL FUND.

          2. Paragraph 2 of Article SECOND is amended to read in its entirety as follows:

                    2. The "Trust" refers to PIA MUTUAL FUND.

          IN WITNESS WHEREOF, the undersigned has executed this Supplemental Declaration of Trust on behalf of the Trust and the Trustees on the 24th day of March, 2003.

                                         MONTEREY MUTUAL FUND
                                         AND THE TRUSTEES THEREOF


                                         /s/ Flaven Butler
                                         ---------------------------------------
                                         Flaven Butler
                                         Secretary

          THE UNDERSIGNED, Secretary of Monterey Mutual Fund who executed on behalf of said Trust and its Trustees the foregoing Supplemental Declaration of Trust, hereby acknowledges, in the name and on behalf of the said Trust and its Trustees, the foregoing Supplemental Declaration of Trust to be the act of said Trust and its Trustees and further certifies that to the best of her information, knowledge and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                         /s/ Flaven Butler
                                         ---------------------------------------
                                         Flaven Butler



STATE OF CALIFORNIA         )
                            ) ss.
COUNTY OF LOS ANGELES       )

          On this 24th day of March, 2003, before me personally appeared Flaven Butler, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that she executed the same as her free act and deed.



                                         /s/ Isabella D. Garcia
                                         ---------------------------------------
                                         Notary Public

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